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                                                                   EXHIBIT 10.14



                     SPENCER TRASK SECURITIES INCORPORATED



ZYMETX, INC.
825 N.E. 13th
Oklahoma City, OK  73104


                                                                   July 29, 1996


                         Merger & Acquisition Agreement

Gentlemen:

                 You hereby agree that Spencer Trask Securities Incorporated ("STSI") may act as a finder or financial consultant for you in various transactions in which ZYMETX, INC. (the "Company") may be involved with an Introduced Party, as hereinafter defined, which transactions may include, but shall not be limited to, the following: the purchase or sale of assets, stock, divisions or subsidiaries, mergers, acquisitions, joint ventures and any other business combinations for the Company, debt or lease placement and similar on or off-balance sheet transactions. For purposes hereof, "Introduced Party" shall mean any person or entity for which STSI has received verbal consent from the Company (which consent shall not be unreasonably withheld) to discuss potential transactions involving the Company and which is subsequently introduced to the Company by STSI. The Company hereby agrees that in the event that during the five-year period (the "Five-Year Period") commencing on the date hereof, a transaction of the nature described above between an Introduced Party and the Company is consummated (a "Consummated Transaction"), then the Company shall pay to STSI a finder's fee (the "Finder's Fee") as follows:

                 (a) 7% of the first $1,000,000 of the consideration paid or other amount involved in such transaction;

                 (b) 6% of the next $1,000,000 of the consideration paid or other amount involved in such transaction;

                 (c) 5% of the next $5,000,000 of the consideration paid or other amount involved in such transaction;

                 (d) 4% of the next $1,000,000 of the consideration paid or other amount involved in such transaction;

                 (e) 3% of the next $1,000,000 of the consideration paid or other amount involved in such transaction; and
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                 (f)      2 1/2% of any consideration paid in such transaction
in excess of $9,000,000.

                 The Finder's Fee due STSI shall be paid by the Company without regard to whether the Consummated Transaction involves payment on an installment basis, provided that such fee with respect to any sale by the Company shall only be paid as and when such consideration shall be received by the Company. Any consideration other than cash which is paid in the Consummated Transaction shall be valued at its fair market value (determined, if the parties hereto cannot agree, by an independent appraiser mutually satisfactory to the parties hereto who shall be selected by the parties within 15 business days after the closing of the Consummated Transaction and costs of which shall be shared equally by the parties); provided that if such consideration is capital stock, STSI may elect, in its sole discretion, to be paid its fee in capital stock. The cash consideration to be paid in the Consummated Transaction shall include, for purposes of calculating STSI's Finder's Fee hereunder, any payments or distributions of cash or any other assets made to the Company or to the principals of the Company prior to, simultaneously with, or subsequent to, the Consummated Transaction if such payments or distributions are made in contemplation of or in connection with the Consummated Transaction.

                 Notwithstanding anything to the contrary contained herein, if at any time following the termination of the Five-Year Period a Consummated Transaction occurs with an Introduced Party introduced prior to the termination of the Five-Year Period, the Company shall also pay STSI the Finder's Fee as determined above.

                 In the event that, for any reason, the Company shall fail to pay to STSI all or any portion of the Finder's Fee payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by STSI, at a rate equal to four percent (4%) above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

                 The Company represents and warrants to STSI that this letter agreement has been duly authorized and approved by the Board of Directors of the Company and this letter agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the
Company enforceable in accordance with its terms.
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                 This letter agreement (i) shall be governed by the laws of the
State of New York applicable to contracts entered into and to be performed wholly within said State, (ii) may not be assigned by the Company without prior written consent of STSI, (iii) may not by modified or amended except in writing, (iv) constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior agreements and understandings, written or oral and (v) may be executed in counterparts each of which shall be deemed to be an original and all of which shall constitute one agreement.

                                  Sincerely,

                                  SPENCER TRASK SECURITIES
                                    INCORPORATED



                                  By: /s/  WILLIAM P. DIOGUARDI
                                     ----------------------------


Agreed and Accepted:

This 29th day of July, 1996,

ZYMETX, INC.



By:  /s/  PETER G. LIVINGSTON
   --------------------------------
Peter G. Livingston
President